Exhibit 99.1

Drive Shack Inc. Announces Intention to Voluntarily Delist and Deregister its Securities

DALLAS, December 13, 2022 – Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we”, “us” or the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, announced today its intention to voluntarily delist from the New York Stock Exchange (“NYSE”) and to deregister its common stock under Section 12(b) and Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act.

The Company received a notice that its securities are not in compliance with the continued listing standards of the NYSE, and in response has evaluated its options to remain listed or to go dark and has determined that going dark is the best path for the Company due to expected cost savings and the Company’s current inability to realize the traditional benefits of public company status.  The low trading value, and the resulting low trading volume, limits our securities’ liquidity and affects our ability to raise capital from the public markets, effectively use our securities as transaction consideration, attract interest from institutional investors or market analysts or otherwise realize the traditional benefits of being a publicly traded company. Despite the lack of these benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

The Company intends to file an application for its common stock to be quoted on the OTCQX platform, operated by OTC Markets Group Inc. and intends to receive approval in the first quarter of 2023. The Company intends to continue to provide information to its stockholders and to take such actions to enable a trading market in its common stock to exist. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will be approved for or continue on the OTCQX or otherwise or that the Company will continue to provide information sufficient to enable brokers to provide quotes for its common stock.

We believe the reduction in time spent by our management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses, strengthening relationships with clients and vendors and growing stockholder value, with a focus on long-term growth without an undue distraction by short-term financial results and stock price movement.

On December 13, 2022, the Company notified NYSE of its intent to voluntarily delist its securities from NYSE. The Company currently anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting and deregistration of its securities on or about December 23, 2022, and anticipates that the delisting and deregistration under Section 12(b) of its securities will become effective on or about January 3, 2023.

Following the delisting of its securities from NYSE, the Company plans to file with the SEC a Form 15 to deregister its securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act, as each series of its securities is held by less than 300 stockholders of record.  The Company’s securities include the Company’s Series B, C and D preferred stock, preferred stock purchase rights and its common stock.

About Drive Shack Inc.

Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

Forward-Looking Statements

Certain statements regarding Drive Shack Inc. in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Relations Contact

Kelley Buchhorn
Interim Chief Financial Officer
Drive Shack Inc.
ir@driveshack.com